Finisar Announces Second Fiscal Quarter Financial Results

SUNNYVALE, CA -- (Marketwire - December 05, 2012) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its second fiscal quarter ended October 28, 2012.

COMMENTARY

"I am pleased to report fiscal second quarter revenues of $232.0 million, which is $11.5 million, or 5.2%, greater than the prior quarter. Our growth in revenues came primarily from sales of tunable XFP transceivers and wavelength selective switches, including ROADM line cards," said Jerry Rawls, Finisar's executive Chairman of the Board. "In addition, operating income increased at a faster rate than revenues because we were able to hold operating expenses relatively flat. This was accomplished in spite of the impact of a full quarter of operating expenses from operation of our RED-C subsidiary, which we acquired during the first quarter."

"During the quarter, we continued to invest significantly in technology and product development and made substantial progress on a number of new products including tunable SFP+ transceivers, 100G coherent transponders, and next generation 100G client CFP and CFP2 transponders. We expect these new products to drive our future revenue growth and market share expansion in calendar 2013 and beyond," said Eitan Gertel, Finisar's Chief Executive Officer.

        FINANCIAL HIGHLIGHTS -SECOND QUARTER ENDED October 28, 2012

Summary GAAP Results                                 Second       First
                                                    Quarter      Quarter
                                                     Ended        Ended
                                                  October 28,    July 29,
                                                      2012         2012
                                                  -----------  -----------
                                                    (in thousands, except
                                                     per share amounts)

Revenues                                          $   232,041  $   220,526
Gross margin                                             27.5%        26.2%
Operating expenses                                $    63,820  $    62,994
Operating income (loss)                           $        54  $    (5,197)
Operating margin                                          0.0%        (2.4)%
Income (loss)                                     $       271  $    (6,197)
Income (loss) per share-basic                     $      0.00  $     (0.07)
Income (loss) per share-diluted                   $      0.00  $     (0.07)

Basic shares                                           92,780       91,988
Diluted shares                                         94,735       91,988

Summary Non-GAAP Results (a)                         Second       First
                                                    Quarter      Quarter
                                                     Ended        Ended
                                                  October 28,    July 29,
                                                      2012         2012
                                                  -----------  -----------
                                                    (in thousands, except
                                                     per share amounts)

Revenues                                          $   232,041  $   220,526
Gross margin                                             30.5%        30.3%
Operating expenses                                $    54,846  $    54,710
Operating income                                  $    15,838  $    12,000
Operating margin                                          6.8%         5.4%
Income                                            $    14,205  $    10,871
Income per share-basic                            $      0.15  $      0.12
Income per share-diluted                          $      0.15  $      0.12

Basic shares                                           92,780       91,988
Diluted shares                                         98,483       94,204

_____________

(a) In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or GAAP, that are considered by management to be outside Finisar's core operating results. A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading "Finisar Non-GAAP Financial Measures" below.

Operating Statement Highlights for the second quarter of fiscal 2013:

  Revenues increased to $232.0 million, an increase of $11.5 million, or 5.2%, from $220.5 million in the preceding quarter, primarily driven by growth in revenues from tunable XFP transceivers and wavelength selective switches, including ROADM line cards.

  Compared to the preceding quarter, the sale of products for telecom applications increased by $11.1 million, or 13.7%, and the sale of products for datacom applications increased by $0.4 million, or 0.3%.

  Gross margin increased to 27.5% on a GAAP basis and 30.5% on a non-GAAP basis, from 26.2% and 30.3%, respectively, in the preceding quarter, primarily as the result of higher revenue levels.

  GAAP operating income (loss) increased $5.3 million to $54,000, or 0.0 % of revenues, compared to an operating loss of $(5.2) million, or (2.4)% of revenues, in the preceding quarter.

  Non-GAAP operating income increased $3.8 million to $15.8 million, or 6.8% of revenues, compared to $12.0 million, or 5.4% of revenues, in the preceding quarter as the Company was able to hold operating expenses relatively flat, in spite of the impact of a full quarter of operating expenses from the operation of the Company's RED-C subsidiary which we acquired during the first quarter.

  Non-GAAP EBITDA increased $3.9 million to $28.7 million, or 12.4% of revenues, compared to $24.9 million, or 11.3% of revenues, in the preceding quarter.

Balance Sheet Highlights for the second quarter of fiscal 2013:

  Cash and cash equivalents totaled $262.4 million at the end of the second quarter, compared to $220.5 million at the end of the preceding quarter.

  At the end of the second quarter, Finisar had approximately $40.0 million in principal amount of convertible notes outstanding with a conversion price of $10.675 per share.

OUTLOOK

The Company currently expects revenues for the third quarter of fiscal 2013 to be in the range of $230 to $245 million; GAAP operating margin to in the range of approximately 0.0% to 1.5%; non-GAAP operating margin to be in the range of approximately 6.5% to 8.0%; and non-GAAP earnings per diluted share to be in the range of approximately $0.14 to $0.18.

CONFERENCE CALL

Finisar will discuss its financial results for the second quarter and current business outlook during its regular quarterly conference call scheduled for Wednesday, December 5, 2012, at 2:00 pm PST (5:00 pm EST). To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 1-888-516-2377 (domestic) or (719) 457-2637 (international) and enter conference ID 7734918.

An audio replay will be available for two weeks following the call by dialing 1-888-203-1112 (domestic) or (719) 457-0820 and then following the prompts: enter conference ID 7734918 and provide your name, affiliation, and contact number. A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; challenges related to the integration of the recently completed RED-C acquisition; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed June 29, 2012) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For more than 20 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS

The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                   Consolidated Statements of Operations

                                                                    Three
                                                                    Months
                       Three Months Ended     Six Months Ended      Ended
                      --------------------  --------------------  ---------
                       October    October    October    October    July 29,
                       28, 2012   30, 2011   28, 2012   30, 2011     2012
                      ---------  ---------  ---------  ---------  ---------
                                           (Unaudited)
                      -----------------------------------------------------
                              ( in thousands, except per share data)
                      -----------------------------------------------------
Revenues              $ 232,041  $ 241,489  $ 452,567  $ 469,715  $ 220,526
Cost of revenues        166,167    169,571    327,624    329,794    161,457
Amortization of
 acquired developed
 technology               2,000      1,637      3,272      3,159      1,272
                      ---------  ---------  ---------  ---------  ---------
Gross profit             63,874     70,281    121,671    136,762     57,797
Gross margin               27.5%      29.1%      26.9%      29.1%      26.2%
Operating expenses:
  Research and
   development           39,620     36,707     77,789     72,103     38,169
  Sales and marketing    10,219     10,125     20,893     19,711     10,674
  General and
   administrative        12,919     13,773     26,261     27,725     13,342
  Amortization of
   purchased
   intangibles            1,062        859      1,871      1,638        809
  Restructuring
   recoveries                 -          -          -       (322)         -
                      ---------  ---------  ---------  ---------  ---------
    Total operating
     expenses            63,820     61,464    126,814    120,855     62,994
                      ---------  ---------  ---------  ---------  ---------
Income (loss) from
 operations                  54      8,817     (5,143)    15,907     (5,197)
Interest income             162        100        358        260        196
Interest expense           (750)    (1,138)    (1,397)    (2,049)      (647)
Loss on debt
 extinguishment               -          -          -       (419)         -
Other income
 (expenses), net           (101)      (140)       (20)     4,523         81
                      ---------  ---------  ---------  ---------  ---------
Income (loss) before
 income taxes and
 non-controlling
 interest                  (635)     7,639     (6,202)    18,222     (5,567)
Provision (benefits)
 for income taxes        (1,062)     1,369       (420)     1,917        642
                      ---------  ---------  ---------  ---------  ---------
Income (loss) before
 non-controlling
 interest                   427      6,270     (5,782)    16,305     (6,209)
Adjust for net income
 (loss) attributable
 to non-controlling
 interest                  (156)      (343)      (144)      (236)        12
                      ---------  ---------  ---------  ---------  ---------
Net income (loss)
 attributable to
 Finisar Corporation  $     271  $   5,927  $  (5,926) $  16,069  $  (6,197)
                      =========  =========  =========  =========  =========

Net income (loss) per
 share attributable
 to Finisar
 Corporation common
 stockholders:

  Basic               $    0.00  $    0.07  $   (0.06) $    0.18  $   (0.07)
  Diluted             $    0.00  $    0.06  $   (0.06) $    0.17  $   (0.07)

Shares used in
 computing net income
 (loss) per share -
 basic                   92,780     90,715     92,386     90,470     91,988
Shares used in
 computing net income
 (loss) per share -
 diluted                 94,735     93,599     92,386     93,712     91,988

                            Finisar Corporation
                        Consolidated Balance Sheets
                               (in thousands)

                                    October 28,    July 29,      April 30,
                                       2011          2012          2012
                                   ------------  ------------  ------------
                                    (Unaudited)   (Unaudited)
                                   ------------  ------------  ------------
              ASSETS
Current assets:
  Cash and cash equivalents        $    262,432  $    220,409  $    234,544
  Accounts receivable, net              155,949       179,441       167,760
  Accounts receivable, other             15,240        14,972        21,004
  Inventories                           203,554       208,168       218,432
  Prepaid expenses                       25,183        24,430        25,482
                                   ------------  ------------  ------------
    Total current assets                662,358       647,420       667,222
Property, equipment and
 improvements, net                      173,284       165,837       163,817
Purchased intangible assets, net         53,300        43,049        45,177
Goodwill                                 91,098        97,994        81,431
Minority investments                        884           884           884
Other assets                              7,263         7,393        10,896
                                   ------------  ------------  ------------
    Total assets                   $    988,187  $    962,577  $    969,427
                                   ============  ============  ============

   LIABILITIES AND STOCKHOLDERS'
               EQUITY
Current liabilities:
  Accounts payable                 $     72,844  $     71,295  $     72,339
  Accrued compensation                   27,901        22,210        27,090
  Other accrued liabilities              22,774        21,456        20,871
  Deferred revenue                        7,868         9,775         8,970
  Current portion of long-term
   debt                                       -             -         3,150
                                   ------------  ------------  ------------
    Total current liabilities           131,387       124,736       132,420
Long-term liabilities:
  Convertible notes, net of
   current portion                       40,015        40,015        40,015
  Other non-current liabilities          21,171        16,274        15,175
  Deferred tax liabilities                2,459         2,433         1,972
                                   ------------  ------------  ------------
    Total liabilities                   195,032       183,458       189,582
Stockholders' equity:
  Common stock                               93            93            91
  Additional paid-in capital          2,330,683     2,321,064     2,309,219
  Accumulated other comprehensive
   income                                26,346        22,356        28,720
  Accumulated deficit                (1,572,432)   (1,572,703)   (1,566,506)
                                   ------------  ------------  ------------
    Finisar Corporation
     stockholders' equity               784,690       770,810       771,524
  Non-controlling interest                8,465         8,309         8,321
                                   ------------  ------------  ------------
    Total stockholders' equity          793,155       779,119       779,845
                                   ------------  ------------  ------------
Total liabilities and
 stockholders' equity              $    988,187  $    962,577  $    969,427
                                   ============  ============  ============

Note - Balance sheet amounts as of April 30, 2012 are derived from the audited consolidated financial statements as of the date.

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results. Some of these non-GAAP measures also exclude the ongoing impact of historical business decisions made in different business and economic environments. Management believes that tracking non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods:

  Changes in excess and obsolete inventory reserve (predominantly non-cash charges or non-cash benefits);
  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
  Stock-based compensation expense (non-cash charges);
  Acquisition method accounting adjustment for sale of acquired inventory (non-cash charges);
  Expense related to recent flooding in Thailand (non-recurring charges);
  Reduction in force costs (non-recurring cash charges); and
  Acquisition related retention payments (non-recurring charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods:

  Gain or loss on litigation settlements and resolutions and related costs (non-recurring cash charges or benefits);
  Shareholder class action and derivative litigation costs (non-recurring cash expenses associated with the derivative litigation related to our historical stock option granting practices and related to the class action and derivative litigation related to our March 8, 2011 earnings announcement);
  Acquisition related costs (non-recurring cash charges);
  Amortization of purchased intangibles (non-cash charges); and
  Restructuring costs and recoveries (non-recurring charges and benefits).

In calculating non-GAAP income and non-GAAP income per share in this release, we have also excluded the following items in applicable periods:

  Imputed interest related to restructuring (non-cash charges);
  Gains and losses on sales of assets (non-recurring or non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
  Loss related to minority and equity method investments (non-cash charges);
  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges or benefits);
  Other miscellaneous expenses (income) (non-recurring charges or benefits);
  Debt extinguishment loss (non-recurring charges);
  Fair value re-measurement of equity investment (non-cash gain from re-measurement of value of prior investment in an investee); and
  Differences between cash payable for income taxes and the provision for income taxes in accordance with GAAP, less discrete items.

In calculating non-GAAP income per share in this release, we have included the shares issuable upon conversion of our outstanding convertible notes and excluded the interest expenses associated with such notes in such periods where such treatment is dilutive to non-GAAP income (loss) per share.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP

                                                                    Three
                                                                    Months
                       Three Months Ended     Six Months Ended      Ended
                      --------------------  --------------------  ---------
                       October    October    October    October    July 29,
                       28, 2012   30, 2011   28, 2012   30, 2011     2012
                      ---------  ---------  ---------  ---------  ---------
                                           (Unaudited)
                      -----------------------------------------------------
                              ( in thousands, except per share data)
                      -----------------------------------------------------
GAAP to non-GAAP
 reconciliation of
 gross profit:
Gross profit - GAAP   $  63,874  $  70,281  $ 121,671  $ 136,762  $  57,797
Gross margin - GAAP        27.5%      29.1%      26.9%      29.1%      26.2%
Adjustments:
Cost of revenues
  Change in excess
   and obsolete
   inventory reserve      2,003      2,521      6,869      3,611      4,866
  Amortization of
   acquired
   technology             2,000      1,637      3,272      3,159      1,272
  Stock compensation      1,876      1,687      3,362      3,546      1,486
  Acquisition method
   accounting
   adjustment for
   sale of acquired
   inventory                722      1,229      1,363          -        641
  Flood-related
   expense                    -          -          -      3,083          -
  Reduction in force
   costs                    136         49        784        601        648
  Acquisition related
   retention payment         73          -         73          -          -
                      ---------  ---------  ---------  ---------  ---------
    Total cost of
     revenue
     adjustments          6,810      7,123     15,723     14,000      8,913
                      ---------  ---------  ---------  ---------  ---------
Gross profit - non-
 GAAP                    70,684     77,404    137,394    150,762     66,710
                      ---------  ---------  ---------  ---------  ---------
Gross margin - non-
 GAAP                      30.5%      32.1%      30.4%      32.1%      30.3%

GAAP to non-GAAP
 reconciliation of
 operating income:
Operating income
 (loss) - GAAP               54      8,817     (5,143)    15,907     (5,197)
Operating margin -
 GAAP                       0.0%       3.7%      -1.1%       3.4%      -2.4%
Adjustments:
Total cost of revenue
 adjustments              6,810      7,123     15,723     14,000      8,913
Research and
 development
  Reduction in force
   costs                      -         73        177         73        177
  Acquisition related
   retention payment        222          -        222          -          -
  Stock compensation      3,353      2,274      6,339      4,635      2,986
Sales and marketing
  Acquisition related
   retention payment         20          -         20          -          -
  Stock compensation      1,002        767      2,079      1,631      1,077
General and
 administrative
  Reduction in force
   costs                     54        865         69        963         15
  Acquisition related
   retention payment        253          -        253          -          -
  Stock compensation      2,956      1,945      5,785      3,953      2,829
  Acquisition related
   costs                     96        209        421      1,298        325
  Litigation
   settlements and
   resolutions and
   related costs            (10)        (8)        13         92         23
  Shareholder class
   action and
   derivative
   litigation costs         (34)       635          9        635         43
Amortization of
 purchased
 intangibles              1,062        859      1,871      1,638        809
Restructuring
 recoveries                   -          -          -       (322)         -
                      ---------  ---------  ---------  ---------  ---------
    Total cost of
     revenue and
     operating
     expense
     adjustments         15,784     14,742     32,981     28,596     17,197
                      ---------  ---------  ---------  ---------  ---------
Operating income -
 non-GAAP                15,838     23,559     27,838     44,503     12,000
                      ---------  ---------  ---------  ---------  ---------
Operating margin -
 non-GAAP                   6.8%       9.8%       6.2%       9.5%       5.4%

GAAP to non-GAAP
 reconciliation of
 income attributable
 to Finisar
 Corporation:
Income (loss)
 attributable to
 Finisar Corporation
 - GAAP                     271      5,927     (5,926)    16,069     (6,197)
Adjustments:
Total cost of revenue
 and operating
 expense adjustments     15,784     14,742     32,981     28,596     17,197
Imputed interest
 related to
 restructuring              164        396        226        466         62
Other (income)
 expense, net
  Loss (gain) on sale
   of assets               (170)       221       (189)       222        (19)
  Loss related to
   minority and
   equity method
   investments                -          -          -        619          -
  Other miscellaneous
   income                     -        250       (160)       250       (160)
  Foreign exchange
   transaction loss
   (gain)                  (607)      (494)      (611)      (642)        (4)
  Debt extinguishment
   loss                     573          -        573        419          -
  Fair value
   remeasurement of
   equity investment          -          -          -     (5,429)         -
Provision for income
 taxes
  Income tax
   provision
   adjustments           (1,810)       495     (1,818)       495         (8)
                      ---------  ---------  ---------  ---------  ---------
Total adjustments        13,934     15,610     31,002     24,996     17,068
                      ---------  ---------  ---------  ---------  ---------
Net income
 attributable to
 Finisar Corporation
 - non-GAAP              14,205     21,537     25,076     41,065     10,871
                      ---------  ---------  ---------  ---------  ---------

Non-GAAP income
 attributable to
 Finisar Corporation  $  14,205  $  21,537  $  25,076  $  41,065  $  10,871
Add: interest expense
 for dilutive
 convertible notes          539        539          -      1,078          -
                      ---------  ---------  ---------  ---------  ---------
Adjusted non-GAAP
 income attributable
 to Finisar
 Corporation          $  14,744  $  22,076  $  25,076  $  42,143  $  10,871
                      =========  =========  =========  =========  =========

Non-GAAP income per
 share attributable
 to Finisar
 Corporation common
 stockholders
  Basic               $    0.15  $    0.24  $    0.27  $    0.45  $    0.12
  Diluted             $    0.15  $    0.23  $    0.26  $    0.43  $    0.12
Shares used in
 computing non-GAAP
 income per share
 attributable to
 Finisar Corporation
 common stockholders
  Basic                  92,780     90,715     92,386     90,470     91,988
  Diluted                98,483     97,347     94,780     97,460     94,204

Non-GAAP EBITDA
Non-GAAP income
 attributable to
 Finisar Corporation  $  14,205  $  21,537  $  25,076  $  41,065  $  10,871
Depreciation expense     13,106     10,995     25,817     21,590     12,711
Amortization                237        208        473        416        236
Interest expense            424        642        813      1,323        389
Income tax expense          748        874      1,398      1,422        650
                      ---------  ---------  ---------  ---------  ---------
Non-GAAP EBITDA       $  28,720  $  34,256  $  53,577  $  65,816  $  24,857
                      =========  =========  =========  =========  =========

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050
or
Investor.relations@finisar.com

Press contact:
Victoria McDonald
Sr. Manager, Corporate Communications
408-542-4261